As filed with the Securities and Exchange Commission on March 25, 2021

Registration No. 333-135842

Registration No. 333-218796

Registration No. 333-229138

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135842

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218796

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-229138

UNDER

THE SECURITIES ACT OF 1933

LIGHTBRIDGE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	91-1975651
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11710 Plaza America Drive, Suite 2000
Reston, VA 20190
(Address, including zip code, of principal executive offices)

Lightbridge Corporation 2006 Stock Plan, as amended

Lightbridge Corporation 2015 Equity Incentive Plan, as amended

Lightbridge Corporation 2020 Omnibus Incentive Plan

(Full title of the plans)

Seth Grae

President and CEO

Lightbridge Corporation

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(571) 730-1200

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David R. Crandall

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, CO 80202

(303) 899-7300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Lightbridge Corporation, a Nevada corporation (the “Registrant”) filed a registration statement on Form S-8, Registration Number 333-135842 (the “2006 Plan Registration Statement”), with the Securities and Exchange Commission on July 18, 2006, to register a total of 41,667 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) for issuance under the Lightbridge Corporation 2006 Stock Plan, as amended (the “2006 Plan”).

The Registrant also filed registration statements on Forms S-8, Registration Numbers 333-218796 and 333-229138 (the “2015 Plan Registration Statements,” together with the 2006 Plan Registration Statement, the “Registration Statements”), with the Securities and Exchange Commission on June 16, 2017 and January 4, 2019, respectively, to register a total of 525,000 shares of Common Stock for issuance under the Lightbridge Corporation 2015 Equity Incentive Plan, as amended (the “2015 Plan,” and, together with the 2006 Plan, the “Former Plans”).

On September 3, 2020 (the “Effective Date”), the stockholders of the Registrant approved the Lightbridge Corporation 2020 Omnibus Incentive Plan (the “2020 Plan”). Effective as of Effective Date, no new awards may be granted under the Former Plans. However, the 2020 Plan provides that such additional number of shares of Common Stock as is equal to the sum of (a) the number of shares of Common Stock reserved for issuance under the 2015 Plan that remain available for grant under the 2015 Plan immediately prior to the Effective Date and (b) the number of shares of Common Stock subject to awards granted under the Former Plans, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Registrant at their original issuance price pursuant to a contractual repurchase right, in each case after the Effective Date, will become available for issuance under the 2020 Plan. Up to 515,985 shares of Common Stock, which is equal to the sum of the number of shares of Common Stock subject to awards granted under the 2015 Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Registrant at their original issuance price pursuant to a contractual repurchase right, will become available for issuance under the 2020 Plan and are collectively referred to herein as the “Carryover Shares”.

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was disclosed in the Registration Statements, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statements to reflect that, as of the Effective Date, the Carryover Shares will no longer be issued under the Former Plans and may instead be issued under the 2020 Plan.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant is filing a Registration Statement on Form S-8 to register 362,439 shares of Common Stock authorized for issuance pursuant to the 2020 Plan, which amount excludes the Carryover Shares. No additional shares of Common Stock are being registered by this Post-Effective Amendment No. 1 to the Registration Statements.

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the 2020 Plan as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 25, 2021;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 21, 2021 and February 18, 2021; and

(c)

The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A filed on July 18, 2006, as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant is a Nevada corporation and is generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (“NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

3

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

The Registrant’s Articles of Incorporation and Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•

The Registrant shall indemnify its directors and officers to the fullest extent permitted by the NRS against expense, liability and loss reasonably incurred or suffered by them in connection with their service as an officer or director; and

•

The Registrant may purchase and maintain insurance, or make other financial arrangements, on behalf of any person who holds or who has held a position as a director, officer, or representative against liability, cost, payment, or expense incurred by such person.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification would be required or permitted. The Registrant is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

4

Item 8. Exhibits

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit Number	Description

4.1	Lightbridge Corporation 2020 Omnibus Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed on July 27, 2020).
4.2	Lightbridge Corporation 2015 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the definitive proxy statement filed on March 29, 2018).
4.3	Lightbridge Corporation 2006 Stock Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant on February 21, 2006).
4.4	Articles of Incorporation of Lightbridge Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed by the Registrant on November 5, 2019).
4.5	Amended and Restated Bylaws of Lightbridge Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on August 29, 2016).
5.1*	Opinion of Gary R. Henrie, Esq.
23.1*	Consent of BDO USA, LLP.
23.2*	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1).
24*	Power of Attorney (incorporated by reference to the signature page of each of the Registration Statements).

* Filed herewith.

5

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in is registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on the 25th day of March, 2021.

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae
Name:	Seth Grae
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities indicated on March 25, 2021.

	Signature	Title

	/s/ Seth Grae	Chief Executive Officer, President and Director (Principal Executive Officer)
Seth Grae

	/s/ Larry Goldman	Chief Financial Officer (Principal Financial and Accounting Officer)
Larry Goldman

	*	Director
Thomas Graham, Jr.

	*	Director
Victor Alessi

	*	Director
Kathleen Kennedy Townsend

	*	Director
Daniel B. Magraw

*By:	/s/ Seth Grae	Attorney-in-fact
Seth Grae

7